Exhibit 99.1

Media Contact: Tom Williams, Duke Energy

24-Hour: 800.559.3853

Analysts: Bill Currens, Duke Energy

Office: 704.382.1603

Media Contact: David Trusty, Piedmont Natural Gas

704.731.4391

Analysts: Nick Giaimo, Piedmont Natural Gas

Office: 704.731.4952

Oct. 26, 2015

Duke Energy to acquire Piedmont Natural Gas for $4.9 billion in cash

•	Establishes an attractive natural gas growth platform that expands Duke Energy’s capabilities for customers

•	Transaction expected to be accretive to Duke Energy’s adjusted earnings per share (EPS) in first full year post-closing

•	Enhances Duke Energy’s long-term 4 to 6 percent earnings per share growth rate target

CHARLOTTE, N.C. – Duke Energy and Piedmont Natural Gas today announced the boards of directors of both companies have unanimously approved a definitive agreement for Duke Energy to acquire Piedmont for approximately $4.9 billion in cash.

“We look forward to welcoming Piedmont’s employees and one million customers in the Carolinas and Tennessee to Duke Energy,” said Lynn Good, president and CEO of Duke Energy. “This combination provides us with a growing natural gas platform, benefitting our customers, communities and investors.”

“This is an exciting moment for Piedmont Natural Gas, its shareholders, customers and employees,” said Tom Skains, chairman, president and CEO of Piedmont Natural Gas. “The strategic combination of our two companies will deliver compelling value to our shareholders, greatly expand our platform for future growth, enhance our ability to provide excellence in customer service and give our employees more opportunities in one of the largest energy companies in the United States.”

Piedmont Natural Gas began operations in 1951 in Charlotte and Duke Energy was founded in the city in 1904. Both companies have played leading roles in supporting economic development in the Carolinas and establishing the Charlotte region as a major hub for energy companies.

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Duke Energy and Piedmont also are key partners in the $5 billion Atlantic Coast Pipeline that will be the first major natural gas pipeline to serve Eastern North Carolina.

Terms and leadership

Upon transaction closing, Piedmont shareholders will receive $60 in cash for each share of Piedmont Natural Gas common stock. This represents an approximate 40 percent premium to Piedmont’s Oct. 23, 2015, closing stock price.

Duke Energy will also assume approximately $1.8 billion in Piedmont Natural Gas existing net debt, representing a total enterprise value of approximately $6.7 billion.

A fully underwritten bridge facility is in place with Barclays to complete the transaction. Duke Energy will finance the transaction with a combination of debt, between $500 million and $750 million of newly issued equity and other cash sources.

Piedmont Natural Gas will retain its name, operate as a business unit of Duke Energy and maintain its significant presence and its headquarters in Southeast Charlotte. Duke Energy and Piedmont will maintain their current levels of community involvement and charitable giving.

Duke Energy will add one member of Piedmont’s board of directors to its board after the transaction is closed. An existing member of Piedmont’s management team will lead Duke Energy’s natural gas operations in the Carolinas, Tennessee, Ohio and Kentucky, and report to Good.

Approvals and timing

Completion of the transaction is conditioned upon approval by the North Carolina Utilities Commission, expiration or termination of any applicable waiting period under the federal Hart-Scott-Rodino Antitrust Improvements Act of 1976, and Piedmont shareholder approval.

The companies also will provide information regarding the acquisition to the Public Service Commission of South Carolina and the Tennessee Regulatory Authority.

The companies are targeting a closing by the end of 2016.

The companies will continue to operate as separate entities until the transaction is completed.

Advisors

Barclays served as the exclusive financial advisor to Duke Energy. Goldman Sachs & Co. served as the exclusive financial advisor to Piedmont Natural Gas. Sidley Austin LLP served as legal counsel to Duke Energy and Kirkland & Ellis LLP served as legal counsel to Piedmont Natural Gas.

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See fact sheet (http://www.duke-energy.com/pdfs/png-factsheet.pdf) for specific transaction and company details.

Conference call and webcast

A conference call will be conducted at 8:30 a.m. ET today to discuss the acquisition. The conference call will be hosted by Duke Energy management.

The call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 877-447-0294 in the United States. Please use conference code 2604 and PIN 4044935. Please call in five to 10 minutes prior to the scheduled start time.

A replay and transcript will be available by accessing the investors’ section of the company’s website.

About Duke Energy

Duke Energy is the largest electric power holding company in the United States. Its regulated utility operations serve approximately 7.3 million electric customers located in six states in the Southeast and Midwest. Its commercial power and international energy business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States.

Headquartered in Charlotte, N.C., Duke Energy is a Fortune 250 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available at www.duke-energy.com. Follow Duke Energy on Twitter, LinkedIn and Facebook.

About Piedmont Natural Gas

Piedmont Natural Gas is an energy services company primarily engaged in the distribution of natural gas to more than one million residential, commercial, industrial and power-generation utility customers in portions of North Carolina, South Carolina and Tennessee, including customers served by municipalities that are wholesale customers. Its subsidiaries are invested in joint venture, energy-related businesses, including unregulated retail natural gas marketing, regulated interstate natural gas transportation and storage, and regulated intrastate natural gas transportation businesses. More information about Piedmont Natural Gas is available at www.piedmontng.com.

Cautionary statements regarding forward-looking information

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking statements are based on management’s beliefs and assumptions.

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These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Duke Energy or Piedmont, including future financial and operating results, Duke Energy’s or Piedmont’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: the ability to obtain the requisite approvals of Piedmont’s shareholders; the risk that Duke Energy or Piedmont may be unable to obtain governmental and regulatory approvals required for the merger, or that required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; and the effect of changes in governmental regulations. Additional risks and uncertainties are identified and discussed in Duke Energy’s and Piedmont’s and their respective subsidiaries’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Neither Duke Energy nor Piedmont undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures Adjusted Earnings per Share Accretion in Year One

This news release includes a discussion of Duke Energy’s assumption that the merger transaction is anticipated to be accretive in the first year after closing, based upon adjusted diluted EPS.

This accretion assumption and long-term targeted growth rate of 4%-6% are based upon adjusted diluted EPS from continuing operations attributable to Duke Energy Corporation shareholders, a non-GAAP financial measure. Adjusted diluted EPS is adjusted for the per-share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Portfolio segment.

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Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory accounting treatment, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Portfolio. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g., electricity, natural gas) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of the company’s performance across periods. Adjusted diluted EPS is also used as a basis for employee incentive bonuses.

The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, which includes the impact of special items (including costs-to-achieve the merger) and the mark-to-market impacts of economic hedges in the Commercial Portfolio segment. On a reported diluted EPS basis, this transaction is not anticipated to be accretive due to the level of costs-to-achieve the merger. Due to the forward-looking nature of this non-GAAP financial measure for future periods, information to reconcile it to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project special items or mark-to-market adjustments for future periods.

Additional information and where to find it

This communication may be deemed to be solicitation material in respect of the merger of Piedmont Natural Gas into Duke Energy. In connection with the merger, Piedmont Natural Gas intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form. INVESTORS OF PIEDMONT NATURAL GAS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PIEDMONT NATURAL GAS AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Piedmont Natural Gas with the SEC at the SEC’s website at www.sec.gov, at Piedmont Natural

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Gas’ website at www.piedmontng.com or by sending a written request to Piedmont Natural Gas company, Inc. at Piedmont Natural Gas Company, Inc., Corporate Secretary, 4720 Piedmont Row Drive Charlotte, North Carolina, 28210. Security holders may also read and copy any reports, statements and other information filed by Piedmont Natural Gas with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the solicitation

Duke Energy, Piedmont Natural Gas and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Duke Energy’s directors and executive officers is available in Duke Energy’s proxy statement filed with the SEC on March 26, 2015 in connection with its 2015 annual meeting of stockholders, and information regarding Piedmont Natural Gas’ directors and executive officers is available in Piedmont Natural Gas’ proxy statement filed with the SEC on January 16, 2015 in connection with its 2015 annual meeting of shareholders. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

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